UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

PRIORITY HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-23249	35-1927379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park

Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 804-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 29, 2005, a purported shareholder class action lawsuit related to the Agreement and Plan of Merger, dated as of July 21, 2005 (the “Merger Agreement”), by and among Express Scripts, Inc., Pony Acquisition Corporation, a wholly owned subsidiary of Express Scripts, and Priority Healthcare Corporation (“Priority”) was filed in the Circuit Court of the Eighteenth Judicial Circuit, in and for Seminole County, Florida, naming Priority and each of its directors as defendants. The lawsuit, James Hanson v. Priority Healthcare Corporation, et al (Case No. 05-CA-1513-1627-K), alleges, among other things, that:

•	The individual director defendants breached their fiduciary duties of good faith, fair dealing, loyalty and due care to the Priority shareholders by failing to (a) fully inform themselves of the market value of Priority before entering into the Merger Agreement; (b) act in the best interests of Priority’s shareholders; (c) maximize shareholder value; (d) obtain the best financial and other terms when Priority’s independent existence will be materially altered by the Merger Agreement; and (e) act in accordance with their fundamental duties of good faith, fair dealing, due care and loyalty.

•	Defendant Priority aided and abetted the individual directors’ breaches of their fiduciary duties via entering into the Merger Agreement.

The complaint seeks the following relief: (1) a declaration that the lawsuit is properly maintainable as a class action and certification of the plaintiff as class representative and plaintiff’s counsel as class counsel; (2) a declaration that the Merger Agreement was entered into in breach of fiduciary duties and is therefore unlawful and unenforceable; (3) an injunction prohibiting the defendants from proceeding with the Merger Agreement; (4) an injunction prohibiting the defendants from consummating the merger unless and until the defendants implement procedures to obtain the highest possible price for Priority; (5) an order directing the individual directors to exercise their fiduciary duties to obtain a transaction which is in the best interests of shareholders until the process for the sale or auction of Priority is completed and the highest possible price is obtained; (6) an award of costs and disbursements, including reasonable attorneys’ and experts’ fees; and (7) such other and further relief as the court may deem just and proper.

Priority believes this lawsuit is without merit and plans to defend it vigorously.

Where to Find Additional Information

Priority plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the proposed transaction. Investors are urged to carefully read the Proxy Statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about Priority and the proposed merger. The Proxy Statement will be mailed to the shareholders of Priority prior to the shareholder meeting. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement, when it becomes available, and other documents filed by Priority with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from Priority’s Web site at www.priorityhealthcare.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Priority Healthcare Corporation, 250 Technology Park, Lake Mary, Florida 32746, (407) 804-6700.

Participants in the Solicitation

Priority and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Priority in connection with the proposed transaction. Information regarding Priority’s directors and executive officers is contained in Priority’s proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on April 8, 2005. Additional information regarding the interests of participants in the solicitation will be set forth in the Proxy Statement filed with the SEC in connection with the proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2005

PRIORITY HEALTHCARE CORPORATION

By:	/s/ Stephen Saft
Name:	Stephen M. Saft
Title:	Chief Financial Officer and Treasurer